Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER RESULTS

•	Net sales $84.3 million.
•	Adjusted EBITDA $4.6 million.
•	Gross Margin 33.7%

CARSON, California, August 9, 2011— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the second  quarter ended July  2, 2011 of $84.3 million compared with Q2 2010 net sales of $53.2 million. Excluding $24.8 million of revenues from the acquisition of J.C. Whitney, Legacy net sales were $59.5 million, an increase of 11.8% over Q2 2010 net sales. Q2 2010 net sales includes the impact of a $2.0 million non-cash reduction of reported sales from a change in the Company’s revenue recognition. Excluding the impact of the change in revenue recognition on Q2 2010 sales, Legacy net sales for Q2 2011 increased 7.8%. Q2 2011 net loss was $2.6 million or $0.08 per share, compared with Q2 2010 net income of $0.5 million or $0.01 per diluted share. Q2 2011’s net loss includes a net loss of $4.1 million or $0.13 per share related to J.C. Whitney of which $1.5 million of the loss, net of tax was attributable to restructuring and integration expenses. The Company generated Adjusted EBITDA of $4.6 million for the quarter compared to $5.0 million for Q2 2010. Excluding J.C. Whitney’s Adjusted EBITDA of $(0.6) million and related $1.5 million of restructuring and acquisition expenses as well as $0.2 million of legal fees to protect intellectual property; Adjusted EBITDA was $5.2 million, an increase of 3.8% over Q2 2010. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“Our business faced some difficult headwinds in the quarter and while we did not achieve the top line growth we would like or expect, we did manage to grow both sales and Adjusted EBITDA for our legacy business in the quarter.” stated Shane Evangelist. “We also made considerable progress integrating J.C. Whitney and anticipate the technology integration being completed by the end of this quarter.”

Q2 2011 Financial Highlights

•
Net sales for Q2 2011 increased by 58.4% from Q2 2010. Excluding the acquisition of J.C. Whitney and the change in the Company’s revenue recognition in Q2 2010, Q2 2011 Legacy net sales increased 7.8% primarily from a 6.0% increase in e-commerce sales and an 8.2% increase in online marketplace sales. The increase in e-commerce sales resulted from a 9% increase in unique visitors, a 1% increase in revenue capture, a 2% decline in average order value, and a 3% decline in conversion.

•
Gross profit for Q2 2011 increased 54.5% from Q2 2010. Excluding the acquisition of J.C. Whitney, gross profit was $20.2 million, an increase of 9.9%. Gross margin decreased 0.9% to 33.7% of net sales compared with Q2 last year. Excluding the acquisition of J.C. Whitney, gross margin was 34.0% down from 34.6% in Q2 2010 but up from 33.4% in Q4 2010. Gross margin was unfavorably impacted by a mix shift from body to engine parts partially offset by price increases in both body and engine parts.

•
Online advertising expense, which includes catalog costs, was $7.6 million or 9.8% of Internet and catalog net sales for the second quarter of 2011. Excluding J.C. Whitney, online advertising expense was 7.0% of Internet net sales, up 0.7% from the prior year. Marketing expense, excluding advertising expense, was $6.8 million or 8.0% of net sales for the second quarter of 2011 compared to 7.5% in the prior year period. Excluding J.C. Whitney, marketing expense without advertising was $4.7 million or 7.9% of Q2 2011 net sales, up 0.4% from the prior year. The increase is primarily due to higher amortization from software deployments this year and additional marketing services.

•
General and administrative expense was $8.4 million or 10.0% of net sales for the second quarter 2011 which includes $1.5 million of integration expenses for Whitney. Excluding the acquisition of J.C. Whitney and the legal fees to protect our intellectual property Q2 2011 G&A expense was 8.0% of net sales, down 1.7% from Q2 2010. This decrease reflects fixed cost leverage from higher sales.

•
Fulfillment expense was $4.6 million or 5.4% of net sales in the second quarter of 2011. Excluding the acquisition of J.C. Whitney, Q2 2011 fulfillment expense was 6.2% of net sales, up from 5.5% last year. The increase is primarily due to higher depreciation and amortization expense from software deployments.

•
Technology expense was $1.9 million or 2.3% of net sales in the second quarter of 2011. Excluding the acquisition of J.C. Whitney, technology expense for Q2 2011 was 2.0% of net sales, down 0.2% reflecting higher telephone and web hosting expenses from sales growth

•
Capital expenditures, inclusive of non-cash accrued asset purchases and property acquired under capital leases for the second quarter of 2011 were $3.4 million, of which $0.7 million consisted of J.C. Whitney expenditures. Included in capital expenditures were $3.1 million of internally developed software and website development costs.

Cash, cash equivalents and investments were $21.1 million and debt was $21.0 million at July 2, 2011. The Company includes $3.8 million of auction rate preferred securities in long-term assets, in investments. Cash, cash equivalents and investments decreased by $3.0 million over the previous quarter primarily due to integration expenses and capital expenditures related to J.C. Whitney and a $1.0 million pay down of long-term debt.

Q2 2011 Operating Metrics

Consolidated

	Q2 2011	Q2 2010	Q1 2011
Conversion Rate	1.60%	1.58%	1.71%
Customer Acquisition Cost	$10.11	$5.93	$9.63
Marketing Spend (% Internet Sales)	9.8%	6.3%	8.9%
Visitors (millions)1	41.8	27.8	41.1
Orders (thousands)	669	440	702
Revenue Capture (% Sales)2	83.6%	83.9%	85.9%
Average Order Value	$125	$120	$125

US Auto Parts excluding J.C. Whitney

	Q2 2011	Q2 2010	Q1 2011
Conversion Rate	1.53%	1.58%	1.64%
Customer Acquisition Cost	$6.55	$5.93	$5.95
Marketing Spend (% Internet Sales)	7.0%	6.3%	6.6%
Visitors (millions)1	30.3	27.8	30.9
Orders (thousands)	464	440	507
Revenue Capture (% Sales)2	84.5%	83.9%	87.2%
Average Order Value	$117	$120	$115

1	Visitors do not include traffic from media properties (e.g. AutoMD).
2	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles; (d) depreciation and amortization; (e) share-based compensation expense; (f) legal cost to enforce intellectual property rights and (g) restructuring costs related to the JCW acquisition.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The tables below reconcile net (loss) income to consolidated Adjusted EBITDA and US Auto Parts excluding the J.C. Whitney acquisition for the periods presented (in thousands):

Consolidated

	Thirteen Weeks Ended July 2,	Thirteen Weeks Ended July 3,	Twenty-Six Weeks Ended July 2,	Twenty-Six Weeks Ended July 3,
	2011	2010	2011	2010
Net (loss) income	$(2,564)	$462	$(2,810)	$2,009
Interest expense (income), net	172	(34)	437	(55)
Income tax provision	195	225	213	1,175
Amortization of intangibles	1,363	124	2,990	245
Depreciation and amortization	3,072	1,950	6,075	3,934
EBITDA	2,238	2,727	6,905	7,308
Share-based compensation	643	612	1,324	1,472
Legal costs to enforce intellectual property rights	161	1,246	232	1,886
Charge for change in revenue recognition	—	411	—	411
Addback legal restructuring	4	—	26	—
Addback other restructuring	1,538	—	2,749	—
Adjusted EBITDA	$4,584	$4,996	$11,236	$11,077

U.S. Auto Parts, Excluding J.C. Whitney

	Thirteen Weeks Ended July 2,	Thirteen Weeks Ended July 3,	Twenty-Six Weeks Ended July 2,	Twenty-Six Weeks Ended July 3,
	2011	2010	2011	2010
Net income	$1,486	$462	$4,403	$2,009
Interest expense (income), net	173	(34)	439	(55)
Income tax provision	140	225	158	1,175
Amortization of intangibles	125	124	249	245
Depreciation and amortization	2,459	1,950	4,851	3,934
EBITDA	4,383	2,727	10,100	7,308
Share-based compensation	643	612	1,324	1,472
Legal costs to enforce intellectual property rights	161	1,246	232	1,886
Charge for change in revenue recognition	—	411	—	411
Adjusted EBITDA	$5,187	$4,996	$11,656	$11,077

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Tuesday, August 9, 2011 at 2:00 pm Pacific Time (5:00 pm Eastern Time). The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer. Participants may access the call by dialing 1-877-941-1428 (domestic) or 1-480-629-9856 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 23, 2011. To access the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), passcode 4460593. To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com , www.jcwhitney.com , www.partstrain.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	July 2, 2011	January 1, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,249	$17,595
Short-term investments	1,112	1,062
Accounts receivable, net of allowance of $200 and $372, respectively	8,839	6,849
Inventory	45,804	48,100
Deferred income taxes	360	359
Other current assets	4,448	5,646

Total current assets	76,812	79,611
Property and equipment, net	34,346	33,140
Intangible assets, net	15,781	18,718
Goodwill	17,344	17,137
Investments	3,766	4,141
Other non-current assets	1,073	790

Total assets	$149,122	$153,537

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,014	$31,660
Accrued expenses	13,741	15,487
Notes Payable, current portion	6,250	6,125
Capital Leases payable, current portion	149	132
Other current liabilities	5,181	5,522

Total current liabilities	58,335	58,926
Non-current liabilities
Notes Payable, net of current portion	14,750	17,875
Capital Leases payable, net of current portion	94	185
Deferred tax liabilities	3,267	3,046
Other noncurrent liabilities	963	701

Total liabilities	77,409	80,733
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at July 2, 2011 and January 1,2011; 30,559,985 and 30,429,376 shares issued and outstanding as of July 2, 2011 and January 1, 2011 respectively	31	30
Additional paid-in capital	155,620	153,962
Accumulated other comprehensive income	309	249
Accumulated deficit	(84,247)	(81,437)

Total stockholders’ equity	71,713	72,804

Total liabilities and stockholders’ equity	$149,122	$153,537

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales	$84,268	$53,188	$171,246	$109,479
Cost of sales	55,854	34,791	112,416	71,275

Gross profit	28,414	18,397	58,830	38,204
Operating expenses:
Marketing (1)	14,366	7,138	27,951	14,351
General and administrative (1)	8,407	6,395	16,643	12,132
Fulfillment (1)	4,592	2,924	9,599	6,167
Technology (1)	1,917	1,158	3,855	2,176
Amortization of intangibles	1,363	124	2,990	245

Total operating expenses	30,645	17,739	61,038	35,071
(Loss) income from operations	(2,231)	658	(2,208)	3,133
Other income (expense):
Other income (expense)	34	(5)	48	(4)
Interest (expense) income, net	(172)	34	(437)	55

Other (expense) income, net	(138)	29	(389)	51
(Loss) income before income taxes	(2,369)	687	(2,597)	3,184
Income tax provision	195	225	213	1,175

Net (loss) income	$(2,564)	$462	$(2,810)	$2009

Basic net (loss) income per share	$(0.08)	$0.02	$(0.09)	$0.07
Diluted net (loss) income per share	$(0.08)	$0.01	$(0.09)	$0.06
Shares used in computation of basic net (loss) income per share	30,543,037	30,314,478	30,496,558	30,158,797
Shares used in computation of diluted net (loss) income per share	30,543,037	31,994,447	30,496,558	31,723,316

___________________________________
	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
(1) Includes share-based compensation expense as follows:
Marketing	$88	$72	$248	$192
General and administrative	399	452	775	1,000
Fulfillment	91	64	176	189
Technology	65	24	125	91
Total share-based compensation expense	$643	$612	$1,324	$1,472

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twenty-Six Weeks Ended July 2, 2011	Twenty-Six Weeks Ended July 3, 2010
Operating activities
Net (loss) income	$(2,810)	$2,009
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,075	3,934
Amortization of intangibles	2,990	245
Share-based compensation expense	1,324	1,472
Deferred income taxes	219	790
Amortization of deferred financing costs	61	—
Excess tax benefits from share-based payment arrangements	—	(237)
Changes in operating assets and liabilities:
Accounts receivable	(1,990)	802
Inventory	2,296	(7,926)
Prepaid expenses and other current assets	(187)	(865)
Other noncurrent assets	—	(81)
Accounts payable and accrued expenses	(477)	7,639
Other current liabilities	(338)	1,218
Other noncurrent liabilities	258	317

Net cash provided by operating activities	7,421	9,317
Investing activities
Additions to property and equipment	(7,221)	(6,293)
Proceeds from purchase price adjustment	787	—
Changes in restricted cash	319	—
Proceeds from sale of investments	400	4,236
Purchases of investments	(13)	(17,984)
Purchases of intangible assets	(48)	(1,001)
Purchases of company-owned life insurance	(281)	(250)

Net cash used in investing activities	(6,057)	(21,292)
Financing activities
Payments made on long-term debt	(3,000)	—
Payments on capital leases	(74)	—
Payments of debt financing costs	(53)	—
Changes in book overdraft	152	—
Proceeds from exercise of stock options	255	658
Excess tax benefits from share-based payment arrangements	—	237

Net cash (used in) provided by financing activities	(2,720)	895
Effect of changes in foreign currencies	10	26
Net decrease in cash and cash equivalents	(1,346)	(11,054)
Cash and cash equivalents at beginning of period	17,595	26,251

Cash and cash equivalents at end of period	$16,249	$15,197

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	1,572	571
Unrealized gain on investments	27	66
Property acquired under capital lease	32	—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	9	87
Cash paid during the period for interest	611	—

Investor Contacts :

Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(424) 702-1455

Budd Zuckerman, President
Genesis Select Corporation
bzuckerman@genesisselect.com
(303) 415-0200